AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 1998
                                           REGISTRATION NO. 333-45569
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                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                          ---------------

                       AMENDMENT NO. 1 TO
                             FORM S-3
                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933

                          ---------------

             THE INTERPUBLIC GROUP OF COMPANIES, INC.
      (Exact name of registrant as specified in its charter)

                          ---------------

               Delaware                           13-1024020
    (State or other jurisdiction of            (I.R.S. Employer
    incorporation or organization)           Identification No.)

                    1271 Avenue of the Americas
                     New York, New York 10020
                           212-399-8000
        (Address, including zip code, and telephone number,
 including area code, of registrant's principal executive offices)

                NICHOLAS J. CAMERA, VICE PRESIDENT,
                    GENERAL COUNSEL & SECRETARY
             THE INTERPUBLIC GROUP OF COMPANIES, INC.
                    1271 Avenue of the Americas
                     New York, New York 10020
                           212-399-8000
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ---------------

      The Commission is requested to mail signed copies of all orders, notices and communications to:

     Theodore H. Paraskevas, Esq.              Barry M. Fox, Esq.
The Interpublic Group of Companies, Inc.    Cleary, Gottlieb, Steen &
      1271 Avenue of the Americas                     Hamilton
       New York, New York 10020                  One Liberty Plaza
             212-399-8000                     New York, New York 10006
                                                   212-225-2000

                          ---------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.
      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
      If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                  CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------
                                  Proposed
                                  maximum      Proposed
    Title of                      offering     maximum         Amount of
   securities     Amount to be   price per    aggregate      registration
to be registered   registered     security   offering price      fee
--------------------------------------------------------------------------
Rights             3,346,500(1)      n/a          n/a            n/a(2)
--------------------------------------------------------------------------
(1) Plus such additional indeterminate number of Rights as may become issuable upon issuance of Common Stock, par value
      $.10 per share, upon conversion of the Notes by means of adjustment of the conversion price.
(2) There is no filing fee with respect to the Rights issuable with the Common Stock issuable upon conversion of the Registrant's 1.80% Convertible Subordinated Notes due 2004
      (the "Notes") registered previously because no additional consideration will be received in connection with the exercise of the conversion privilege. Pursuant to Rule 429, the registration of $250,000,000 aggregate principal amount at maturity of Notes and 3,346,500 shares of the Registrant's Common Stock (plus such additional indeterminate number of shares as may become issuable upon conversion of the Notes by means of adjustment of the conversion price), par value $.10 per share, and the filing fee of $63,425 paid in connection therewith are being carried forward.

      Pursuant to Rule 429 under the Securities Act of 1933, the
Prospectus included in this Registration Statement is a combined prospectus and relates to registration statement No. 333-42243 as previously filed on Form S-3.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its Effective Date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


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                              PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The estimated expenses payable by the registrant in connection with the distribution of the securities being registered are as follows:

Registration fees...............................         $0
Legal fees and expenses.........................      1,000
Fee of accountants, Price Waterhouse LLP .......      5,000
Miscellaneous...................................          0
Total...........................................     $6,000


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonable believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses


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which the Court of Chancery or such other court shall deem
proper. Also, the Section states that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense or any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      The Company's bylaws contain specific authority for indemnification by the Company of current and former directors, officers, employees or agents of the Company on terms that have been derived from Section 145 of Title 8 of the Delaware Code.

      The Company maintains policies of insurance under which the Company and its directors and officers are insured subject to specified exclusions and deductible and maximum amounts against loss arising from any claim which may be made against the Company or any director or officer of the Company by reason of any breach of duty, neglect, error, misstatement, omission or act done or alleged to have been done while acting in their respective capabilities.

ITEM 16.  EXHIBITS.

 Exhibit Number                    Description
 --------------                    -----------


       4.1*       Indenture dated as of September 16, 1997 between
                  the Company and The Bank of New York, as trustee.
       4.2*       Form of Note (included in Exhibit 4.1).
       4.3*       Registration Rights Agreement dated as of
                  September 16, 1997 between the Company and
                  Morgan Stanley & Co. Incorporated, Goldman,
                  Sachs & Co., and SBC Warburg Dillon Read Inc.
       4.4**      Rights Agreement dated as of August 1, 1989
                  between the Company and First Chicago Trust
                  Company of New York.
        5***      Opinion of Nicholas J. Camera, Esq.
       12***      Statement of Ratio of Earnings to Fixed Charges.
      23.1***     Consent of Price Waterhouse LLP.
      23.2***     Consent of Nicholas J. Camera, Esq. (included in
                  Exhibit 5).
       24***      Power of Attorney (included in Part II of this
                  Registration Statement).
       25*        Statement re Eligibility of Trustee on Form T-1.

*Filed as an exhibit to the Company's Registration Statement
(No. 333-42243) on Form S-3 and incorporated herein by reference. **Filed as an exhibit to the Company's Registration Statement (No. 0-17904) on Form 8-A and incorporated herein by reference. ***Filed previously.

ITEM 17.  UNDERTAKINGS.

      (a)  The undersigned registrant hereby undertakes:


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      (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement;

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs
(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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


      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d)  The undersigned registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.


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


                            SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of February, 1998.

                                  THE INTERPUBLIC GROUP OF COMPANIES,
                                  INC.
                                  (Registrant)


                                  By: /s/ Nicholas J. Camera
                                     ----------------------
                                     Nicholas J. Camera
                                     Vice President, General Counsel and
                                     Secretary

      Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                               TITLE                       DATE
---------                               -----                       ----

/s/ Philip H. Geier, Jr.*  Chairman of the Board and          February 12,
------------------------    President (Principal Executive     1998
 Philip H. Geier, Jr.       Officer)

/s/ Eugene P. Beard *      Vice Chairman - Finance and        February 12,
------------------------    Operations (Principal Financial    1998
 Eugene P. Beard            Officer and Director)

/s/ Joseph M. Studley*     Vice President and Controller      February 12,
------------------------    (Principal Accounting Officer)     1998
 Joseph M. Studley

/s/ Frank J. Borelli*      Director                           February 12,
------------------------                                       1998
 Frank J. Borelli

/s/ Reginald K. Brack*     Director                           February 12,
------------------------                                       1998
 Reginald K. Brack

/s/ Jill M. Considine*     Director                           February 12,
------------------------                                       1998
 Jill M. Considine

/s/ John J. Dooner, Jr.*   Director                           February 12,
------------------------                                       1998
 John J. Dooner, Jr.

/s/ Frank B. Lowe*         Director                           February 12,
------------------------                                       1998
 Frank B. Lowe

/s/ Leif H. Olsen*         Director                           February 12,
------------------------                                       1998
 Leif H. Olsen

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/s/ Martin F. Puris*       Director                           February 12,
------------------------                                       1998
 Martin F. Puris

/s/ Allen Questrom*        Director                           February 12,
------------------------                                       1998
 Allen Questrom

/s/ J. Phillip Samper*     Director                           February 12,
------------------------                                       1998
 J. Phillip Samper

*By: /s/ Nicholas J. Camera
    ----------------------
    Nicholas J. Camera
    Vice President, General Counsel and
    Secretary


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